UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 16, 2007

ROCKY MOUNTAIN FUDGE COMPANY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51140	16-1734022
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4596 Russell Street, Salt Lake City, Utah 84117
(Address of principal executive offices)

Registrant's telephone number, including area code: (801) 230-1807

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Section 1 - Registrants Business and Operations

Item 1.01 Entry Into a Material Definitive Agreement.

On April 16, 2007, following the resignations of Ronald Moulton as a director, President and CEO, and of Vallerie Moulton as a director and Secretary, we entered into Consulting Agreements with each person.

Ronald Moulton’s agreement is for a term of three years and will be automatically renewed for an additional three years, unless otherwise terminated by Mr. Moulton or the company by giving 15 days written notice prior to the renewal date. Mr. Moulton will provide consulting services related to the production and marketing of our products and will act as an advisor to our management. Mr. Moulton will be compensated at the rate of $20.00 per hour for his services and be reimbursed for expenses related to his services.

Vallerie Moulton’s agreement is for a term of three years and will be automatically renewed for an additional three years, unless otherwise terminated by Mrs. Moulton or the company by giving 15 days written notice prior to the renewal date. Mrs. Moulton will oversee production of our products and consult with management in connection with marketing and strategic planning. Mrs. Moulton will be compensated at the rate of $20.00 per hour for her services and be reimbursed for expenses related to her services.

Section 3 - Securities and Trading markets

Item 3.02 Unregistered Sales of Equity Securities.

On April 16, 2007, our Board of Directors authorized the issuance of 5,000,000 shares of our authorized, but previously unissued common stock, to Steven D. Moulton, a director and Vice President and Treasurer, in consideration for services provided to our company, for payments made on behalf of the company and for $25,000 in cash advanced to the company. The shares were certificated and issued to Mr. Moulton on April 19, 2007. The shares were issued in a private transaction that is exempt from registration under the Securities Act of 1933 pursuant to exemption provided by Section 4(2) of that Act.

Section 5 - Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 16, 2007, our Board of Directors accepted the resignations of Ronald Moulton as President, CEO and a director, and Vallerie Moulton as Secretary and a director. The resignations were effective immediately. Both directors indicated that they were resigning for personal reasons and not due to any disagreement with the company. Our remaining director, Steven D. Moulton will continue to serve a Vice President and is empowered to examine prospective new directors to fill the vacancies and to appoint new directors at his discretion.

Both Ronald Moulton and Vallerie Moulton entered into Consulting Agreements with the company as described in Item 101 above, and will continue to work with the company as independent contractors pursuant to the terms of their agreements.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

10.1	Consulting Agreement with Ronald Moulton
10.2	Consulting Agreement with Vallerie Moulton
99.1	Press Release dated April 20, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rocky Mountain Fudge Company, Inc.

Date: April 20, 2007	By: /s/ Steven D. Moulton
Steven D. Moulton
Vice President